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                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY


         EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY AUTHORIZES AND APPOINTS LEWIS S. GRUBER AND CHRISTOPHER R. WOLF, AND EACH OF THEM, WITH FULL POWER OF SUBSTITUTION AND FULL POWER TO ACT WITHOUT THE OTHER, AS HIS TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR SUCH PERSON AND IN SUCH PERSON'S NAME, PLACE AND STEAD, TO SIGN THE AMENDMENT TO THE REGISTRATION STATEMENT FILED HEREWITH AND ANY OR ALL AMENDMENTS TO SAID REGISTRATION STATEMENT (INCLUDING POST-EFFECTIVE AMENDMENTS AND REGISTRATION STATEMENTS FILED PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AND ANY OR ALL AMENDMENTS THERETO, AS AMENDED AND OTHERWISE) AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS THE FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE FOREGOING, AS FULL TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR HIS OR HER SUBSTITUTE, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.


SIGNATURE                                                       TITLE
---------                                                       -----

/s/ Thomas N. McCarter III
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    Thomas N. McCarter III                                      Director


/s/  Kenneth D. Noonan
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     Kenneth D. Noonan                                          Director